UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2010

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material Definitive Agreement.

On September 2, 2010, the registrant, TechniScan, Inc. (“TechniScan”, “we”, “our”) and Esaote S.p.A., an Italian company (“Esoate”) entered into Supplement Number Two to Original Equipment Manufacturing Agreement and Engineering Support Agreement (“Supplement Two”). Pursuant to the Original Equipment Manufacturing Agreement and Engineering Support Agreement (“OEM Agreement”), Esaote provides engineering and design support and original equipment manufacturing prototype equipment and supplies to TechniScan.   On December 2, 2009 TechniScan and Esaote entered into Supplement Number One to Original Equipment Manufacturing Agreement and Engineering Support Agreement (“Supplement One”)   Under Supplement One, Esaote agreed to provide additional components, development services and miscellaneous costs to support the further development of our products (“Supplemental Services”). The Supplemental Services are valued at the sum of $1,008,417. Pursuant to Supplement One, Esaote has the choice to be compensated for the value of the Supplemental Services in cash or shares of our common stock in an amount as determined once the Supplemental Services are completed or terminated.  However, pursuant to Supplement Two, in consideration of the Supplemental Services, Esaote has agreed to receive common stock or such other securities identical to what we are then offering to investors in a qualifying offering in lieu of cash upon completion of such offering, provided we receive at least $6,000,000 of gross proceeds in such offering by December 31, 2010.  If we do not, Supplement Two becomes void and Supplement One remains in effect pursuant to the terms thereof, as described in our Current Report on Form 8-K filed with the SEC on December 8, 2009. .

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1 Supplement Number Two to Original Equipment Manufacturing Agreement and Engineering Support Agreement, dated September 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

September 8, 2010	By:	/s/ Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Supplement Number Two to Original Equipment Manufacturing Agreement and Engineering Support Agreement, dated September 2, 2010.